Exhibit 10.9

SECURITIES PURCHASE ASSIGNMENT AGREEMENT

This Securities Purchase Assignment Agreement (this “Agreement”), dated as of April 7, 2021, is made and entered into by and between CC Sponsor LLC, a Cayman Islands limited liability exempted company (the “Sponsor”) and Jaime Cardoso Danvila (the “Initial Purchaser”).

WHEREAS, Crescera Capital Acquisition Corp. (the “Company”) and the Initial Purchaser entered into that certain Securities Subscription Agreement, dated as of March 12, 2021, by and between the Initial Purchaser and the Company (the “Subscription Agreement”), pursuant to which the Company issued and sold 5,750,000 shares of the Company’s Class B ordinary shares, par value US$0.0001 per share (the “Class B Ordinary Shares”), to the Initial Purchaser;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Initial Purchaser wishes to sell, assign and transfer the Class B Ordinary Shares to the Sponsor, and the Sponsor wishes to purchase the Class B Ordinary Shares from the Initial Purchaser and be bound by the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Assignment of Securities. The Initial Purchaser hereby sells, assigns and transfers to the Sponsor, and the Sponsor hereby purchases, the Class B Ordinary Shares for an aggregate purchase price of US$25,000.00 which was previously paid in connection with the Subscription Agreement by the Sponsor on behalf of the Initial Purchaser.

Section 2. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3. Representations. (a) The Sponsor represents and warrants as follows: the Sponsor hereby acknowledges that an investment in the Class B Ordinary Shares involves certain significant risks. The Sponsor acknowledges and hereby agrees that the Class B Ordinary Shares will not be transferable under any circumstances unless the Class B Ordinary Shares are registered in accordance with federal and state securities laws or an exemption under such laws is available. The Sponsor further acknowledges and hereby agrees that the Class B Ordinary Shares are subject to transfer restrictions and forfeiture provisions as set forth in the Subscription Agreement and the Letter Agreement to be entered into among the Company, the Sponsor and the other individual parties thereto, and the lock-up provisions therein.

The Sponsor further understands that any certificates evidencing the Class B Ordinary Shares will bear a legend (as provided in the Subscription Agreement) referring to the foregoing transfer restrictions. The Class B Ordinary Shares are being assigned solely for the Sponsor’s own account, for investment purposes only, and are not being assigned with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Sponsor has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. The Sponsor is able to bear the risk of its investment for an indefinite period of time. The Sponsor has been given the opportunity to (i) ask questions of and receive answers from the Initial Purchaser and the Company concerning the terms and conditions of the Class B Ordinary Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Initial Purchaser possesses or can acquire without unreasonable effort or expense that is necessary to assist the Sponsor in evaluating the advisability of the receipt of the Class B Ordinary Shares and an investment in the Company. The Sponsor is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. The Sponsor is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Initial Purchaser represents and warrants that he has not engaged in any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act with respect to the offer and sale of the Class B Ordinary Shares.

Section 4. Assignment of Rights. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

Section 5. Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

Section 6. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

CC Sponsor LLC

By:	/s/ Jaime Cardoso Danvila
Name: Jaime Cardoso Danvila
Title: Director

Crescera Capital Acquisition Corp.

By:	/s/ Laura Guaraná Carvalho
Name: Laura Guaraná Carvalho
Title: Chief Financial Officer

Jaime Cardoso Danvila, as Initial Purchaser

By:	/s/ Jaime Cardoso Danvila
Name: Jaime Cardoso Danvila
Title: Director